Exhibit 99.2
Non-US GAAP Financial Measures and Supplemental Information
May 5, 2025
In this document, the terms the "Company," "we" and "our" refer to Celanese Corporation and its subsidiaries on a consolidated basis.
Purpose
The purpose of this document is to provide information of interest to investors, analysts and other parties including supplemental financial information and reconciliations and other information concerning our use of non-US GAAP financial measures. This document is updated quarterly.
Presentation
This document presents the Company's two business segments, Engineered Materials and the Acetyl Chain.
Use of Non-US GAAP Financial Measures
From time to time, management may publicly disclose certain numerical "non-GAAP financial measures" in the course of our earnings releases, financial presentations, earnings conference calls, investor and analyst meetings and otherwise. For these purposes, the Securities and Exchange Commission ("SEC") defines a "non-GAAP financial measure" as a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with US GAAP, and vice versa for measures that include amounts, or are subject to adjustments that effectively include amounts, that are excluded from the most directly comparable US GAAP measure so calculated and presented. For these purposes, "GAAP" refers to generally accepted accounting principles in the United States.
Non-GAAP financial measures disclosed by management are provided as additional information to investors, analysts and other parties because the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), operating margin, gross profit, cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other US GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Financial Information/Financial Document Library page of our website, investors.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies' methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company's non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Pursuant to the requirements of SEC Regulation G, whenever we refer to a non-GAAP financial measure, we will also present in this document, in the presentation itself or on a Form 8-K in connection with the presentation on the Financial Information/Financial Document Library page of our website, investors.celanese.com, to the extent practicable, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.
This document includes definitions and reconciliations of non-GAAP financial measures used from time to time by the Company.
Specific Measures Used
This document provides information about the following non-GAAP measures: adjusted EBIT, adjusted EBIT margin, operating EBITDA, operating EBITDA margin, adjusted gross profit, operating profit (loss) attributable to Celanese Corporation, adjusted earnings per share, net debt, free cash flow and return on invested capital (adjusted). The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin and operating EBITDA margin is operating margin; for adjusted gross profit is gross profit; for operating profit (loss) attributable to Celanese Corporation is operating profit (loss); for adjusted earnings per share is earnings (loss) from continuing operations attributable to

Celanese Corporation per common share-diluted; for net debt is total debt; for free cash flow is net cash provided by (used in) operations; and for return on invested capital (adjusted) is net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation shareholders' equity.
Definitions
•Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items (refer to Table 8). We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted EBIT on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales. Adjusted EBIT margin has the same uses and limitations as adjusted EBIT.
•Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization. We believe that operating EBITDA provides transparent and useful information to investors, analysts and other parties in evaluating our operating performance relative to our peer companies. We do not provide reconciliations for operating EBITDA on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information. Operating EBITDA margin is defined by the Company as operating EBITDA divided by net sales. Operating EBITDA margin has the same uses and limitations as operating EBITDA.
•Operating profit (loss) attributable to Celanese Corporation is defined by the Company as operating profit (loss), less earnings (loss) attributable to noncontrolling interests ("NCI"). We believe that operating profit (loss) attributable to Celanese Corporation provides transparent and useful information to management, investors, analysts and other parties in evaluating our core operational performance. Operating margin attributable to Celanese Corporation is defined by the Company as operating profit (loss) attributable to Celanese Corporation divided by net sales. Operating margin attributable to Celanese Corporation has the same uses and limitations as operating profit (loss) attributable to Celanese Corporation.
•Adjusted gross profit is a performance measure used by the Company and is defined by the Company as gross profit, adjusted for Certain Items (refer to Table 2a). We believe that adjusted gross profit provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing certain trends impacting our businesses from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted gross profit has inherent limitations because of the excluded items. Adjusted gross profit is one of the measures management uses for planning and budgeting and monitoring and evaluating financial and operating results. We do not provide reconciliations for adjusted gross profit on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/ or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.
•Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the above stated items that affect comparability and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Note: The income tax expense (benefit) on Certain Items ("Non-GAAP adjustments") is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management's assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. Table 3a summarizes the reconciliation of our estimated GAAP effective tax rate to the adjusted tax rate. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.
•Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our NCI joint ventures. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company's liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain debt service and finance lease payments that are not deducted from that measure. We do not provide reconciliations for free cash flow on a forward-looking basis when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of items such as working capital changes, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.
•Net debt is defined by the Company as total debt less cash and cash equivalents. We believe that net debt provides useful information to management, investors, analysts and other parties in evaluating changes to the Company's capital structure and credit quality assessment.
•Return on invested capital (adjusted) is defined by the Company as adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation shareholders' equity. We believe that return on invested capital (adjusted) provides useful information to management, investors, analysts and other parties in order to assess our income generation from the point of view of our shareholders and creditors who provide us with capital in the form of equity and debt and whether capital invested in the Company yields competitive returns.
Supplemental Information
Supplemental Information we believe to be of interest to investors, analysts and other parties includes the following:
•Net sales for each of our business segments and the percentage increase or decrease in net sales attributable to price, volume, currency and other factors for each of our business segments.
•Cash dividends received from our equity investments.
•For those consolidated ventures in which the Company owns or is exposed to less than 100% of the economics, the outside shareholders' interests are shown as NCI. Amounts referred to as "attributable to Celanese Corporation" are net of any applicable NCI.
Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Table 1
Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions)
Net earnings (loss) attributable to Celanese Corporation	(21)	(1,522)	(1,914)	116	155	121
(Earnings) loss from discontinued operations	5	8	5	2	1	—
Interest income	(4)	(33)	(5)	(5)	(10)	(13)
Interest expense	170	676	164	169	174	169
Refinancing expense	32	—	—	—	—	—
Income tax provision (benefit)	9	510	387	61	29	33
Certain Items attributable to Celanese Corporation (Table 8)	43	2,009	1,696	114	102	97
Adjusted EBIT	234	1,648	333	457	451	407
Depreciation and amortization expense(1)	180	728	184	187	181	176
Operating EBITDA	414	2,376	517	644	632	583

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions)
Engineered Materials	—	73	1	16	11	45
Acetyl Chain	—	—	—	—	—	—
Other Activities(2)	—	—	—	—	—	—
Accelerated depreciation and amortization expense	—	73	1	16	11	45
Depreciation and amortization expense(1)	180	728	184	187	181	176
Total depreciation and amortization expense	180	801	185	203	192	221
______________________________
(1)Excludes accelerated depreciation and amortization expense as detailed in the table above, which amounts are included in Certain Items above.
(2)Other Activities includes corporate Selling, general and administrative ("SG&A") expenses, results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 2 - Supplemental Segment Data and Reconciliation of Segment Adjusted EBIT and Operating EBITDA - Non-GAAP Measures - Unaudited

	Q1 '25		2024		Q4 '24		Q3 '24		Q2 '24		Q1 '24
	(In $ millions, except percentages)
Operating Profit (Loss) / Operating Margin
Engineered Materials	96	7.5%	(1,179)	(21.0)%	(1,508)	(117.7)%	102	6.9%	138	9.4%	89	6.5%
Acetyl Chain	162	14.5%	951	20.0%	216	19.5%	239	20.1%	242	20.1%	254	20.1%
Other Activities(1)	(90)		(469)		(113)		(93)		(130)		(133)
Total	168	7.0%	(697)	(6.8)%	(1,405)	(59.3)%	248	9.4%	250	9.4%	210	8.0%
Less: Net Earnings (Loss) Attributable to NCI for Engineered Materials	2		(1)		2		2		(4)		(1)
Less: Net Earnings (Loss) Attributable to NCI for Acetyl Chain	2		9		1		2		2		4
Operating Profit (Loss) Attributable to Celanese Corporation	164	6.9%	(705)	(6.9)%	(1,408)	(59.4)%	244	9.2%	252	9.5%	207	7.9%
Operating Profit (Loss) / Operating Margin Attributable to Celanese Corporation
Engineered Materials	94	7.3%	(1,178)	(21.0)%	(1,510)	(117.9)%	100	6.8%	142	9.7%	90	6.5%
Acetyl Chain	160	14.3%	942	19.8%	215	19.4%	237	19.9%	240	20.0%	250	19.8%
Other Activities(1)	(90)		(469)		(113)		(93)		(130)		(133)
Total	164	6.9%	(705)	(6.9)%	(1,408)	(59.4)%	244	9.2%	252	9.5%	207	7.9%
Equity Earnings and Dividend Income, Other Income (Expense) Attributable to Celanese Corporation
Engineered Materials	17		178		33		46		49		50
Acetyl Chain	3		138		35		34		33		36
Other Activities(1)	5		48		4		16		13		15
Total	25		364		72		96		95		101
Non-Operating Pension and Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation
Engineered Materials	—		8		8		—		—		—
Acetyl Chain	—		—		—		—		—		—
Other Activities(1)	2		(28)		(35)		3		2		2
Total	2		(20)		(27)		3		2		2
Certain Items Attributable to Celanese Corporation (Table 8)
Engineered Materials	15		1,851		1,625		91		74		61
Acetyl Chain	5		22		3		5		4		10
Other Activities(1)	23		136		68		18		24		26
Total	43		2,009		1,696		114		102		97
Adjusted EBIT / Adjusted EBIT Margin
Engineered Materials	126	9.8%	859	15.3%	156	12.2%	237	16.0%	265	18.1%	201	14.6%
Acetyl Chain	168	15.1%	1,102	23.1%	253	22.8%	276	23.2%	277	23.0%	296	23.5%
Other Activities(1)	(60)		(313)		(76)		(56)		(91)		(90)
Total	234	9.8%	1,648	16.0%	333	14.1%	457	17.3%	451	17.0%	407	15.6%
___________________________
(1)Other Activities includes corporate SG&A expenses, results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 2 - Supplemental Segment Data and Reconciliation of Segment Adjusted EBIT and Operating EBITDA - Non-GAAP Measures - Unaudited (cont.)

	Q1 '25		2024		Q4 '24		Q3 '24		Q2 '24		Q1 '24
	(In $ millions, except percentages)
Depreciation and Amortization Expense(1)
Engineered Materials	109		437		114		111		110		102
Acetyl Chain	61		244		63		63		61		57
Other Activities(2)	10		47		7		13		10		17
Total	180		728		184		187		181		176
Operating EBITDA / Operating EBITDA Margin
Engineered Materials	235	18.3%	1,296	23.1%	270	21.1%	348	23.5%	375	25.6%	303	22.0%
Acetyl Chain	229	20.5%	1,346	28.3%	316	28.5%	339	28.5%	338	28.1%	353	28.0%
Other Activities(2)	(50)		(266)		(69)		(43)		(81)		(73)
Total	414	17.3%	2,376	23.1%	517	21.8%	644	24.3%	632	23.8%	583	22.3%
___________________________
(1)Excludes accelerated depreciation and amortization expense, which amounts are included in Certain Items above. See Table 1 for details.
(2)Other Activities includes corporate SG&A expenses, results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 2a - Supplemental Segment Data and Reconciliation of Segment Adjusted Gross Profit - Non-GAAP Measures - Unaudited

	2024	2021
	(In $ millions)
Engineered Materials
Gross profit	1,236	1,670	(1)
Certain Items attributable to Celanese Corporation - Engineered Materials gross profit	120	27
Adjusted gross profit	1,356	1,697
___________________________
(1)Inclusive of the actual results of the Company plus the results of the historical Mobility and Materials business as reclassified for the year ended December 31, 2021 (the "Mobility & Materials Pro Forma Financials") as filed by the Company on its current report on Form 8-K/A on November 21, 2022 and adjusts from the Mobility and Materials Pro Forma Financials only the Acquisition Accounting Adjustments thereon.
Certain Items Attributable to Celanese Corporation- Engineered Materials Gross Profit - Unaudited
The following Certain Items attributable to Celanese Corporation - Engineered Materials are included in Gross profit and are adjustments to non-GAAP measures:

	2024	2021
	(In $ millions)
Exit and shutdown costs	115	14
Mergers, acquisitions and dispositions	3	4
Impact from plant incidents and natural disasters	2	9
Certain Items attributable to Celanese Corporation - Engineered Materials gross profit	120	27	(1)
___________________________
(1)Not including any adjustments for the Mobility and Materials business as the Company did not own the Mobility and Materials business during the year ended December 31, 2021 and therefore cannot determine the amount of any adjustments that could have been eligible under the Company's adjustment criteria and process, and it is possible such amount, if any, could cause the amount of adjusted gross profit of the Company for the year ended December 31, 2021 to differ materially from what is presented.

Table 3
Adjusted Earnings (Loss) per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	Q1 '25		2024		Q4 '24		Q3 '24		Q2 '24		Q1 '24
		per share		per share		per share		per share		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	(16)	(0.15)	(1,514)	(13.86)	(1,909)	(17.45)	118	1.08	156	1.42	121	1.10
Income tax provision (benefit)	9		510		387		61		29		33
Earnings (loss) from continuing operations before tax	(7)		(1,004)		(1,522)		179		185		154
Certain Items attributable to Celanese Corporation (Table 8)	43		2,009		1,696		114		102		97
Refinancing and related expenses	32		—		—		—		—		—
Adjusted earnings (loss) from continuing operations before tax	68		1,005		174		293		287		251
Income tax (provision) benefit on adjusted earnings(1)	(6)		(90)		(15)		(26)		(26)		(23)
Adjusted earnings (loss) from continuing operations(2)	62	0.57	915	8.37	159	1.45	267	2.44	261	2.38	228	2.08
	Diluted shares (in millions)(3)
Weighted average shares outstanding	109.4		109.3		109.4		109.3		109.3		109.1
Incremental shares attributable to equity awards	—		—		—		0.2		0.2		0.4
Total diluted shares	109.4		109.3		109.4		109.5		109.5		109.5
______________________________
(1)Calculated using adjusted effective tax rates (Table 3a) as follows:

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24

Adjusted effective tax rate	9	9	9	9	9	9
(2)Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages)
2024	2.5	5.3
(3)Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.

Table 3a
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Estimated	Actual
	2025	2024
	(In percentages)
US GAAP annual effective tax rate	20	(51)
Discrete quarterly recognition of GAAP items(1)	(1)	1
Tax impact of other charges and adjustments(2)	(2)	98
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	(4)	(40)
Other, includes effect of discrete current year transactions(4)	(4)	1
Adjusted tax rate	9	9
______________________________
Note: As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate for actual results.
(1)Such as changes in tax laws (including US tax reform), deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.
(2)Reflects the tax impact on pre-tax adjustments presented in Certain Items (Table 8), which are excluded from pre-tax income for adjusted earnings per share purposes.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.
(4)Includes tax impacts related to full-year actual tax opportunities and related costs, as well as current year realization of U.S. GAAP benefits deferred in prior years.

Table 4
Net Sales by Segment - Unaudited

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions)
Engineered Materials	1,287	5,607	1,281	1,481	1,467	1,378
Acetyl Chain	1,116	4,763	1,110	1,190	1,202	1,261
Intersegment eliminations(1)	(14)	(90)	(21)	(23)	(18)	(28)
Net sales	2,389	10,280	2,370	2,648	2,651	2,611
___________________________
(1)Includes intersegment sales primarily related to the Acetyl Chain.

Table 4a
Factors Affecting Segment Net Sales Sequentially - Unaudited
Three Months Ended March 31, 2025 Compared to Three Months Ended December 31, 2024

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	1	1	(1)	1
Acetyl Chain	3	(1)	(1)	1

Total Company	2	—	(1)	1
Three Months Ended December 31, 2024 Compared to Three Months Ended September 30, 2024

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(10)	(3)	(1)	(14)
Acetyl Chain	(4)	(2)	(1)	(7)

Total Company	(7)	(2)	(1)	(10)
Three Months Ended September 30, 2024 Compared to Three Months Ended June 30, 2024

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	—	—	1	1
Acetyl Chain	—	(2)	1	(1)

Total Company	—	(1)	1	—
Three Months Ended June 30, 2024 Compared to Three Months Ended March 31, 2024

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	7	—	(1)	6
Acetyl Chain	(1)	(4)	—	(5)

Total Company	4	(2)	—	2

Three Months Ended March 31, 2024 Compared to Three Months Ended December 31, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(1)	(1)	—	(2)
Acetyl Chain	5	1	1	7

Total Company	2	—	—	2

Table 4b
Factors Affecting Segment Net Sales Year Over Year - Unaudited
Three Months Ended March 31, 2025 Compared to Three Months Ended March 31, 2024

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(4)	(2)	(1)	(7)
Acetyl Chain	(6)	(4)	(1)	(11)

Total Company	(5)	(3)	(1)	(9)
Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(6)	(3)	—	(9)
Acetyl Chain	(2)	(4)	—	(6)

Total Company	(4)	(4)	—	(8)
Three Months Ended September 30, 2024 Compared to Three Months Ended September 30, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(1)	(2)	—	(3)
Acetyl Chain	1	(3)	—	(2)

Total Company	—	(3)	—	(3)
Three Months Ended June 30, 2024 Compared to Three Months Ended June 30, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(2)	(4)	(1)	(7)
Acetyl Chain	4	(6)	(1)	(3)

Total Company	1	(5)	(1)	(5)

Three Months Ended March 31, 2024 Compared to Three Months Ended March 31, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(12)	(2)	(1)	(15)
Acetyl Chain	11	(10)	—	1

Total Company	(2)	(5)	(1)	(8)

Table 4c
Factors Affecting Segment Net Sales Year Over Year - Unaudited
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

	Volume	Price	Currency	Total
	(In percentages)
Engineered Materials	(5)	(3)	(1)	(9)
Acetyl Chain	4	(6)	—	(2)

Total Company	(1)	(4)	(1)	(6)

Table 5
Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions, except percentages)
Net cash provided by (used in) investing activities	(98)	(470)	(128)	(100)	(91)	(151)
Net cash provided by (used in) financing activities	45	(1,313)	(189)	(376)	(489)	(259)

Net cash provided by (used in) operating activities	37	966	494	79	292	101
Capital expenditures on property, plant and equipment	(102)	(435)	(105)	(88)	(105)	(137)
Contributions from/(Distributions) to NCI	(8)	(33)	(8)	(7)	(14)	(4)
Free cash flow(1)	(73)	498	381	(16)	173	(40)

Net sales	2,389	10,280	2,370	2,648	2,651	2,611

Free cash flow as % of Net sales	(3.1)%	4.8%	16.1%	(0.6)%	6.5%	(1.5)%
______________________________
(1)Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our NCI joint ventures.

Table 6
Cash Dividends Received - Unaudited

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions)
Dividends from equity method investments	31	160	38	26	69	27
Dividends from equity investments without readily determinable fair values	1	128	33	30	31	34
Total	32	288	71	56	100	61
Table 7
Net Debt - Reconciliation of a Non-GAAP Measure - Unaudited

	Q1 '25	2024	Q4 '24	Q3 '24	Q2 '24	Q1 '24
	(In $ millions)
Short-term borrowings and current installments of long-term debt - third party and affiliates	406	1,501	1,501	1,607	1,977	2,439
Long-term debt, net of unamortized deferred financing costs	12,378	11,078	11,078	11,324	11,058	11,018
Total debt	12,784	12,579	12,579	12,931	13,035	13,457
Cash and cash equivalents	(951)	(962)	(962)	(813)	(1,185)	(1,483)
Net debt	11,833	11,617	11,617	12,118	11,850	11,974

Table 8
Certain Items - Unaudited
The following Certain Items attributable to Celanese Corporation are included in Net earnings (loss) and are adjustments to non-GAAP measures:

	Q1 '25	2024	Q4 '24		Q3 '24		Q2 '24	Q1 '24	Income Statement Classification
	(In $ millions)
Exit and shutdown costs	32	236	47		52		69	68	Cost of sales / SG&A / Other (charges) gains, net / Gain (loss) on disposition of businesses and assets, net / Non-operating pension and other postretirement employee benefit (expense) income
Asset impairments	—	1,638	1,601	(1)	34	(2)	3	—	Cost of sales / Other (charges) gains, net
Impact from plant incidents and natural disasters	3	13	3		3		—	7	Cost of sales
Mergers, acquisitions and dispositions	5	80	12		17		26	25	Cost of sales / SG&A
Actuarial (gain) loss on pension and postretirement plans	—	27	27		—		—	—	Cost of sales / SG&A / Non-operating pension and other postretirement employee benefit (expense) income
Legal settlements and commercial disputes	3	8	6		7		3	(8)	Cost of sales / SG&A / Other (charges) gains, net
(Gain) loss on disposition of businesses and assets	—	2	—		1		1	—	Gain (loss) on disposition of businesses and assets, net
Other	—	5	—		—		—	5	Cost of sales / SG&A
Certain Items attributable to Celanese Corporation	43	2,009	1,696		114		102	97
___________________________
(1)Related to impairment of goodwill and certain trade names, primarily Zytel®, arising from our interim goodwill and indefinite-lived intangible assets impairment tests.
(2)Related to impairment of certain tradenames, primarily Zytel®, in connection with our annual goodwill and indefinite-lived intangible asset impairment tests.

Table 9
Return on Invested Capital (Adjusted) - Presentation of a Non-GAAP Measure - Unaudited

			2024
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			(1,522)

Adjusted EBIT (Table 1)			1,648
Adjusted effective tax rate (Table 3a)			9%
Adjusted EBIT tax effected			1,500

	2024	2023	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	1,501	1,383	1,442
Long-term debt, net of unamortized deferred financing costs	11,078	12,301	11,690
Celanese Corporation shareholders' equity	5,175	7,091	6,133
Invested capital			19,265

Return on invested capital (adjusted)			7.8%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			(7.9)%